                                                                   EXHIBIT 11.1

                                    TEKELEC
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

                       (thousands, except per share data)


                                                              YEAR ENDED DECEMBER 31,
                    PRIMARY
                                                       1994             1993             1992
                                                       ----             ----             ----
Net income (loss)  . . . . . . . . . . . . .       $   4,460        $ (18,543)       $  (8,296)
                                                   =========        ==========       ==========

Basis for computation of primary earnings per common and common equivalent share:

Weighted average number of shares
outstanding during period  . . . . . . . . .           8,684            8,314            8,178

Weighted average (incremental) common
share equivalent after considering the
effects of options exercised and canceled
during the period and after assumed
repurchase of treasury shares -- treasury
stock method . . . . . . . . . . . . . . . .             866           ------           ------
                                                   ---------        ---------        ---------
                                                       9,550            8,314            8,178
                                                   =========        =========        =========
Earnings (Loss) per share  . . . . . . . . .       $    0.47        $   (2.23)       $   (1.01)
                                                   =========        =========        =========


                                                              YEAR ENDED DECEMBER 31,
                FULLY DILUTED
                                                       1994             1993             1992
                                                       ----             ----             ----
Net income (loss)  . . . . . . . . . . . . .       $   4,460        $ (18,543)       $  (8,296)
                                                   =========        ==========       ==========

Basis for computation of fully diluted earnings per common and common equivalent share:

Weighted average number of shares
outstanding during period  . . . . . . . . .           8,684            8,314            8,178

Weighted average (incremental) common
share equivalent after considering the
effects of options exercised and canceled
during the period and after assumed
repurchase of treasury shares -- treasury
stock method . . . . . . . . . . . . . . . .           1,676           ------           ------
                                                   ---------        ---------        ---------
                                                      10,360            8,314            8,178
                                                   =========        =========        =========

Earnings (Loss) per share  . . . . . . . . .       $    0.43        $   (2.23)       $   (1.01)
                                                   =========        =========        =========